UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: June 27, 2012

(Date of earliest event reported)

Gas Natural Inc.

(Exact name of registrant as specified in its charter)

Ohio	001-34585	27-3003768
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1 First Avenue South, Great Falls, Montana		59401
(Address of principal executive offices)		(Zip Code)

(800) 570-5688

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On June 27, 2012, Gas Natural Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Janney Montgomery Scott LLC, as representative of the several underwriters named therein (the “Underwriters”), and with Richard M. Osborne, as Trustee of the Chowder Trust dated February 24, 2012 as selling shareholder (the “Selling Shareholder”). Mr. Osborne is our chairman, chief executive officer and largest shareholder. Under the Underwriting Agreement, the Underwriters agreed to purchase for resale to the public in a firm commitment underwritten offering 700,000 common shares of the Company’s common stock, par value $0.15 per share (“Common Shares”), less an underwriting discount of 6%. Under the Underwriting Agreement, the Selling Shareholder also granted to the Underwriters a 30-day option to purchase up to an additional 100,000 Common Shares (the “Option Shares”) to cover over-allotments.

The Company and the Selling Shareholder have agreed to indemnify the Underwriters against various liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments the Underwriters may be required to make in respect of those liabilities. In addition, the Underwriting Agreement contains customary representations, warranties and agreements of the Company and the Selling Shareholder, and customary conditions to closing. The offering is expected to close on Monday, July 2, 2012, subject to the conditions stated in the Underwriting Agreement.

The offering is being made pursuant to the Company’s effective Registration Statement on Form S-3 (Registration No. 333-175683), as amended and supplemented by a final prospectus dated June 27, 2012. The Company will not receive any of the proceeds from the sale of Common Shares by the Selling Shareholder.

The foregoing summary of the Underwriting Agreement is incomplete and is qualified in its entirety by the Underwriting Agreement, which is attached as Exhibit 10.1 hereto and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1	Underwriting Agreement, dated June 27, 2012, by and among Richard M. Osborne, as Trustee of the Chowder Trust dated February 24, 2012, the Selling Shareholder named therein, and Janney Montgomery Scott LLC, as representative of the several underwriters named therein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Gas Natural Inc.

By:	/s/ Thomas J. Smith
Name:	Thomas J. Smith
Title:	Vice President and Chief Financial Officer

Dated: June 27, 2012

EXHIBIT INDEX

Exhibit No.	Description

10.1	Underwriting Agreement, dated June 27, 2012, by and among Richard M. Osborne, as Trustee of the Chowder Trust dated February 24, 2012, the Selling Shareholder named therein, and Janney Montgomery Scott LLC, as representative of the several underwriters named therein.